Exhibit 10.26

FIFTH AMENDMENT TO OFFICE LEASE

This Fifth Amendment to Office Lease (this “Fifth Amendment”), dated October 6, 2016, is made by and between DOUGLAS EMMETT 2008, LLC, a Delaware limited liability company (“Landlord”), and BLACKLINE SYSTEMS, INC., a California corporation (“Tenant”).

WHEREAS,

A. Landlord, pursuant to the provisions of that certain Office Lease, dated November 22, 2010 and a certain Memorandum of Lease Term Dates and Rent dated April 21, 2011 (the “Original Memorandum”, and collectively, the “Original Lease”); as amended by a certain First Amendment to Office Lease dated August 14, 2012 (the “First Amendment”); as further amended by a certain Second Amendment to Office Lease dated December 26, 2013 (the “Second Amendment”) and as further amended by a certain Third Amendment to Office Lease dated June 24, 2014, (the “Third Amendment”), as further amended by a certain Fourth Amendment to Office Lease dated January 29, 2015 (the “Fourth Amendment”), a Memorandum Of Lease Term Dates And Rent dated May 12, 2015 (“Memorandum Re Third Amendment” and together with the Original Lease, Original Memorandum, the First Amendment, Third Amendment, Fourth Amendment, the “Lease”), leased to Tenant and Tenant leased from Landlord space in the property located at 21300 Victory Boulevard, Woodland Hills, California 91367 (the “Building”), commonly known as Suites 1000, 1050, 1070 1100, 1150, 1180, 1185, 1190, 1195 and 1200 (collectively, the “Premises”);

B. Tenant has requested Landlord’s consent to install two (2) electric vehicle charging stations (collectively, the two (2) stations, identification signage and all related equipment and wiring, including, without limitation conduit(s), transformers and submeter(s), shall be referred to as the “EVCS”) in the Building parking facility in the location shown on Exhibit A attached hereto, which Tenant will have the exclusive right to use as two (2) reserved parking stalls; and

C. Landlord has consented to Tenant’s request subject to all of the terms and conditions of this Fifth Amendment.

NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge, Landlord and Tenant agree:

1. Confirmation of Defined Terms. Unless modified herein, all terms previously defined and capitalized in the Lease shall hold the same meaning for the purposes of this Fifth Amendment.

2. Installation of EVCS. Landlord hereby approves the installation by Tenant of Tenant’s EVCS in the locations shown on Exhibit A. All costs and expenses of planning, permitting, installation, electricity consumption, insurance (if reasonably required by Landlord’s property management), and repair and maintenance of the EVCS shall be paid by Tenant.

Tenant shall perform the installation of the EVCS (the “EVCS Work”) (a) using licensed contractors approved in advance by Landlord; provided, however, Moffa Electrical Engineering Inc. and SemaConnect are hereby approved by Landlord; (b) in good workmanlike manner and in accordance with applicable law and plans and specifications approved in advance by Landlord; provided, however, Landlord hereby approves the plans and specifications attached hereto as Exhibit B; (c) in a manner so as not to unreasonably disturb tenants and their invitees or impair their access into and out of the Building parking facilities or any Common Areas; and (d) during such reasonable time periods as prescribed by Landlord. With respect to all matters subject to Landlord’s approval under the foregoing subsections (a) and (b), Landlord’s approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall timely pay all contractors performing the EVCS Work. If any liens arise against the Building as a result of the EVCS Work, Tenant shall promptly, at Tenant’s sole expense, remove such liens and provide Landlord evidence that the title to the Building has been cleared of such liens. The contractors

FIFTH AMENDMENT TO OFFICE LEASE

performing the EVCS Work shall be subject to Landlord’s reasonable rules and regulations for contractors working in the Project (including, without limitation, insurance requirements). Landlord and Tenant shall meet and confer at mutually acceptable times to review Tenant’s plans and schedule the EVCS Work.

3. Payment for Electrical Consumption. Landlord shall read the submeter(s) that will record electrical consumption by the EVCS and bill Tenant for the cost thereof monthly. Tenant shall pay the amount of the electrical bill to Tenant within thirty (30) days after Tenant’s receipt of the invoice.

4. Restoration. The EVCS shall be and remain Tenant’s property, and Tenant may remove or replace the same from time to time, including, without limitation, at the expiration or earlier termination of the Lease Term; however, Tenant may, at Tenant’s option, leave the EVCS in their then existing area and condition at the expiration or earlier termination of the Term, unless Landlord shall advise Tenant in writing, at least ninety (90) days prior to the expiration or earlier termination of the Term, that Landlord desires to, at no cost to Landlord, require Tenant to remove the EVCS at the end of the Term and restore the area to the condition existing immediately prior to installation of the EVCS (subject to reasonable wear and tear and casualty damage) at Tenant’s sole cost.

5. Parking Permits. Effective on December 1, 2016 Tenant shall have the obligation to purchase two (2) reserved parking permits each month during the remainder of the Term for the stalls identified in Exhibit A attached hereto (without limiting in any manner Tenant’s parking permits or other parking rights granted under the Lease) at the discounted parking rates specified in Section 10.3 of the Third Amendment. The two (2) reserved permits shall be taken from Tenant’s current allocation of reserved parking permits and shall not be in addition to its current allocation of parking permits.

6. Warranty of Authority. If Landlord or Tenant signs as a corporation, or a limited liability company or a partnership, each of the persons executing this Fifth Amendment on behalf of Landlord or Tenant hereby covenants and warrants that the applicable entity executing herein below is a duly authorized and existing entity that is qualified to do business in California; that the person(s) signing on behalf of either Landlord or Tenant have full right and authority to enter into this Fifth Amendment; and that each and every person signing on behalf of either Landlord or Tenant are authorized in writing to do so.

7. Confidentiality. Landlord and Tenant agree that, except for matters or record or as required by applicable law, the covenants and provisions of this Fifth Amendment shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Premises, other than Tenant’s or Landlord’s counsel-of-record or leasing or sub-leasing broker of record.

8. Governing Law. The provisions of this Fifth Amendment shall be governed by the laws of the State of California.

9. Reaffirmation. Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant relating to the Premises, and supersedes any and all other agreements written or oral between the parties hereto. Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.

10. Civil Code Section 1938 Disclosure. Pursuant to California Civil Code Section 1938, Landlord hereby discloses that the Premises have not undergone an inspection by a Certified Access Specialist to determine whether the Premises meet all applicable construction-related accessibility standards.

FIFTH AMENDMENT TO OFFICE LEASE

11. Counterpart Signatures. This Fifth Amendment may be executed in several counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same agreement. The parties agree to accept a digital image (including in PDF format) of this Fifth Amendment, as executed, as a true and correct original.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document, effective as of the later of the date(s) written below.

LANDLORD:			TENANT:

DOUGLAS EMMETT 2008, LLC, a Delaware limited liability company			BLACKLINE SYSTEMS, INC., a California corporation

By:	Douglas Emmett Management, Inc.,		By:	/s/ Karole Morgan-Prager
	a Delaware corporation, its Manager		Name:	Karole Morgan-Prager
			Title:	Chief Legal and Administrative Officer

	By:	/s/ Andrew B. Goodman
Andrew B. Goodman
		Senior Vice President	Dated:	11/18/16

	Dated:	11/22/16

EXHIBIT A

LOCATION OF EVCS

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EXHIBIT B

APPROVED PLANS AND SPECIFICATIONS FOR EVCS

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B-1